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                                                                   EXHIBIT 10.45


                                 AMENDMENT NO. 2
                                       TO
                             ACE CASH EXPRESS, INC.
                             1997 STOCK OPTION PLAN

         In accordance with Section 17 of the Ace Cash Express, Inc. 1997 Stock Option Plan (the "Plan"), Section 5 of the Plan is hereby amended to read in its entirety as follows:

         5. SHARES SUBJECT TO PLAN. The Board may not grant options under the Plan for more than 1,215,000 shares of Common Stock of the Company, including (without limitation) to any key employee, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization, or the like of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-offered under the Plan.

         IN WITNESS WHEREOF, this instrument has been executed to be effective as of the 23rd day of September, 1999.

                                             ACE CASH EXPRESS, INC.


                                             By:
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